Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Gastar Exploration Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 15, 2018, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Gastar Exploration Inc., which are incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Dallas, Texas
March 15, 2018